Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Acquisition of the Pradera Fuego Properties

On September 3, 2025, Royale Energy, Inc. (“Royale” or the “Company”), through its consolidated subsidiary, Royale Energy Funds, Inc., completed the acquisition of certain non-operated working and revenue interests in producing oil and natural gas properties located in Ector County, Texas (the “Pradera Fuego Acquisition Properties”) from Pradera Fuego LP, pursuant to assignment and conveyance agreements entered into on that date (“the Transaction”). The effective date of the Transaction was July 1, 2025.

The Pradera Fuego Acquisition Properties consist of non-operated working and net revenue interests in seven gross (.19 net) producing horizontal wells and approximately 382.9 net acres of associated leasehold acreage within the Pradera Fuego project. The aggregate consideration for the Transaction was $1.5 million, paid in cash. The Transaction was funded through a combination of cash on hand and debt; in connection with the closing, the Company increased its existing note payable by $500,000, with the remainder of the purchase price funded from available cash (together, the “Related Financing”). Prior to the Transaction, Royale held working and revenue interests in certain wells within the Pradera Fuego project.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of Royale and the historical Statements of Revenues and Direct Operating Expenses of the Pradera Fuego Acquisition Properties, which are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A.

The Transaction is accounted for as an asset acquisition under accounting principles generally accepted in the United States of America (“GAAP”), as substantially all of the fair value of the assets acquired is concentrated in a group of similar identifiable assets and the acquired interests do not constitute a business as defined in Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). For purposes of the financial statement requirements of the SEC, the Transaction is treated as a business acquisition under Rule 3-05 and Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 was prepared as if the Transaction and the Related Financing had occurred on June 30, 2025. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024 were prepared as if the Transaction and the Related Financing had occurred on January 1, 2024.

The unaudited pro forma condensed combined financial statements reflect the following pro forma adjustments related to the Transaction, based on available information and certain assumptions that the Company believes are reasonable:

●	the Transaction and the Related Financing, including the additional borrowings incurred to fund a portion of the purchase price;

●	the allocation of the purchase price to the oil and gas properties acquired;

●	the asset retirement obligation assumed in connection with the acquired interests;

●	depreciation, depletion and amortization on the acquired oil and gas properties, computed under the unit-of-production method; and

●	the estimated income tax effects of the pro forma adjustments.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read together with the unaudited pro forma condensed combined financial statements. In the Company’s opinion, all adjustments necessary to present fairly the pro forma information have been made.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not intended to represent what the Company’s financial position or results of operations would have been had the Transaction and the Related Financing actually been consummated on the dates assumed, nor does it purport to project the Company’s financial position or results of operations for any future period. The unaudited pro forma condensed combined statements of operations do not reflect any synergies, cost savings, operational efficiencies, or integration costs that may result from the Transaction.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Royale’s Annual Report on Form 10-K for the year ended December 31, 2024, and the historical Statements of Revenues and Direct Operating Expenses of the Pradera Fuego Acquisition Properties and the accompanying notes thereto filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K/A of which this Exhibit 99.3 is a part.

Royale Energy, Inc and subsidiaries
Unaudited Pro forma Condensed COMBINED Balance Sheet
June 30, 2025

	Royale Energy Historical	Transaction Accounting Adjustments (see Note 4)		Royale ProForma Combined
	(unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,456,696	(1,000,000	)(a)	456,696
Restricted Cash	6,000,000	-		6,000,000
Other Receivables, net	685,566	-		685,566
Revenue Receivables	332,426	-		332,426
Prepaid Expenses and Other Current Assets	754,105	-		754,105
Deferred Drilling Costs	235,052	-		235,052
Prepaid Drilling to RMX Resources, LLC	-	-
Total Current Assets	9,463,845	(1,000,000)		8,463,845

Other Assets	576,265	-		576,265
Right of Use Asset - Operating Leases	190,108	-		190,108
Oil and Gas Properties (Successful Efforts Basis), Real Property and Equipment and Fixtures, net	4,213,972	1,508,384	(b)	5,722,356

Total Assets	$14,444,190	508,384		14,952,574

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts Payable and Accrued Expenses	$5,066,253	-		5,066,253
Notes Payable - Current	1,400,000	-		1,400,000
Royalties Payable	611,833	-		611,833
RMX Resources, LLC	23,087	-		23,087
Operating Leases - Current	98,131	-		98,131
Asset Retirement Obligation - Current	1,012,500	-		1,012,500
Deferred Drilling Obligations	13,282,996	-		13,282,996

Total Current Liabilities	21,494,800	-		21,494,800

Noncurrent Liabilities:
Asset Retirement Obligation	4,028,905	8,384	(c)	4,037,289
Notes Payable - Non-current	2,153,415	500,000	(d)	2,653,415
Operating Leases - Non-current	94,720	-		94,720
Accrued Unpaid Guaranteed Payments	90,000	-		90,000
Accrued Liabilities - Non-current	12,386	-		12,386

Total Liabilities	27,874,226	508,384		28,382,610

Stockholders’ Deficit:
Common Stock, $0.001 Par Value, 280,000,000 Shares Authorized 96,600,302 shares issued and outstanding at June 30, 2025	96,600	-		96,600
				-
Additional Paid in Capital	81,078,554	-		81,078,554

Accumulated Deficit	(94,605,190)	-		(94,605,190)

Total Stockholders’ Deficit	(13,430,036)	-		(13,430,036)

Total Liabilities, and Stockholders’ Deficit	$14,444,190	508,384		14,952,574

Royale Energy, Inc and subsidiaries
UNaudited Pro forma Condensed COMBINED Statement of Operations

	6 Months ended June 30, 2025
	Historical Royale	Pradera Fuego Acquisition Properties	Transaction Adjustments (see Note 5)		Pro Forma Combined
Revenue
Oil NGL and Gas Sales	$818,502	$553,634	$-		$1,372,136
Other Operating Revenue	52,981	-	-		52,981
Total Revenue	871,483	553,634	-		1,425,117

Lease Operating Expenses	592,977	86,448	-		679,425
Severance Tax	30,159	33,877	-		64,036
Depreciation Depletion and Amortization	115,480	-	100,080	(a)	215,560
Impairment	27,250	-	-		27,250
Legal and Accounting	305,712	-	-		305,712
Credit Loss Expense	13,126	-	-		13,126
Marketing	166,528	-	-		166,528
General and Administrative	852,046	-	-		852,046
Total Costs and Expenses	2,103,278	120,325	100,080		2,323,683

Other Income (Expense):
Interest Expense	(195,112)	-	37,500	(b)	(157,612)
Gain on Settlement of Accounts payable	105,494	-	-		105,494
Gain on Settlement of Asset Retirement Obligations	220,692	-	-		220,692
Total Other Income (Expense)	131,074	-	37,500		168,574
Net Income (Loss)	$(1,100,721)	$433,309	$(62,580)		$(729,992)

Earnings per Share	$(0.01)	-	-		$(0.01)

Royale Energy, Inc and subsidiaries
UNaudited Pro forma Condensed combined
Statement of Operations

	For the year ended December 31, 2024
	Historical Royale	Pradera Fuego Acquisition Properties	Transaction Adjustments (see Note 5)		Pro Forma Combined
Revenue
Sale of Oil and Gas	$2,246,073	$1,154,219	$-		$3,400,292
Supervisory Fees and Other	16,266	-	-		$16,266
Total Revenue	2,262,339	1,154,219	-		3,416,558

Lease Operating Expenses	1,983,173	150,872	-		2,134,045
Severance Tax	81,832	68,541	-		150,373
Impairment	400,719	-	-		400,719
Depreciation Depletion and Amortization	308,523	-	278,275	(a)	586,798
General and Administrative	1,633,740	-	-		1,633,740
Bad Debt Expense	450,743	-	-		450,743
Legal and Accounting	582,413	-	-		582,413
Marketing	347,044	-	-		347,044
Total Expenses	5,788,187	219,413	278,275		6,285,875

Gain on Turnkey Drilling Programs	1,607,677	-	-		1,607,677

Other Income (Expense):
Interest Expense	(304,873)	-	(75,000	)(b)	(379,873)
Gain on Sale of Assets	17,500	-	-		17,500
Total Other Income (Expense)	(287,373)	-	(75,000)		(362,373)

Net Income (Loss)	$(2,205,544)	$934,806	$(353,275)		$(1,624,013)

Earnings per Share	$(0.03)	$-	$-		$(0.01)

NOTES TO UNAUDITED PRO FORMA Condensed combined FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2025 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024 have been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial statements are presented to illustrate the effect of Royale Energy, Inc.’s (“Royale” or the “Company”) acquisition of additional non-operated working and revenue interests in the Pradera Fuego project as if the transaction had occurred on January 1, 2024.

The unaudited pro forma condensed combined financial statements are for illustrative purposes only and do not purport to represent the actual financial position or results of operations that would have occurred had the acquisition been completed on the dates assumed, nor are they necessarily indicative of future results.

Note 2 – Description of the Transaction

On September 3, 2025, Royale completed the acquisition of certain non-operated working and revenue interests in seven gross (.19 net) producing oil and gas wells and approximately 382.9 net acres of leasehold acreage located in Ector County, Texas (the “Acquired Properties”). The acquisition had an effective date of July 1, 2025.

The aggregate purchase price recorded by Royale and its consolidated subsidiary was $1.5 million, paid in cash. In connection with the acquisition, the Company recorded an increase in its asset retirement obligation (“ARO”) of $8,384.

Note 3 – Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements include only transaction accounting adjustments (“TAAs”) that are:

●	directly attributable to the acquisition,

●	factually supportable, and

●	expected to have a continuing impact on the Company.

No management adjustments, including anticipated synergies, cost savings, operational efficiencies, or integration costs, have been included.

Note 4 – Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma condensed combined balance sheet as of June 30, 2025 reflects the following adjustments:

(a)	Cash and cash equivalents decreased by $1 million, reflecting the cash consideration paid at closing.

(b)	Oil and gas properties increased by $1.5 million, representing the purchase price allocated to the Acquired Properties.

(c)	Asset retirement obligation increased by $8,384, representing the Company’s proportionate share of plugging and abandonment obligations assumed.

(d)	In August 2025, in connection with the acquisition, the Company increased its existing note payable by $500,000. The remainder of the purchase price was funded using existing cash and working capital.

Note 5 – Pro Forma Condensed Statements of Operations Adjustments

(a) Depreciation, Depletion, and Amortization (“DD&A”)

Depreciation, depletion and amortization was calculated using the unit-of-production method under the successful efforts method of accounting, and DD&A was adjusted to reflect the relative fair values and production volumes attributable to the acquired properties Pro forma DD&A was calculated using the unit-of-production method, based on:

(b) Interest Expense

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024 reflect an adjustment to interest expense to give effect to the borrowings incurred to finance the Pradera Fuego Acquisition as if those borrowings had been outstanding since January 1, 2024, the date as of which the transaction is assumed to have occurred. The adjustment represents the amount of interest that would have been incurred during the respective periods presented on the additional borrowings used to fund a portion of the purchase price.

A 1/8 percent variance in the effective interest rate on the borrowings used to finance the Pradera Fuego Acquisition would result in a change in interest expense of approximately $313 and $625 for the six months ended June 30, 2025, and for the year ended December 31, 2024, respectively.

Note 6 – Income Taxes

Income tax effects of the pro forma adjustments have been calculated using the Company’s estimated combined statutory tax rate of approximately 24%.

The Company maintains a full valuation allowance against its deferred tax assets. Accordingly, the pro forma tax adjustments do not result in a material cash tax impact.

Note 7 – Transaction Costs

The Company did not incur material transaction costs in connection with the acquisition. Any transaction costs incurred would have been capitalized as part of the cost of the Pradera Fuego Acquired Properties in accordance with ASC 805-50 and are excluded from the pro forma financial information.

Note 8 – Supplemental Pro Forma Oil and Natural Gas Reserves Information

The following estimated unaudited pro forma oil and natural gas reserves information is not necessarily indicative of the results that might have occurred had the transaction been consummated on January 1, 2024, and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors. The reserve information for the Company is based on proved reserve reports prepared in accordance with the Securities and Exchange Commission’s (SEC) rules on oil and natural gas reserve estimation and disclosures. Netherland, Sewell & Associates, Inc prepared the Company’s proved reserve reports as of December 31, 2024 and 2023. An explanation of the underlying methodology applied to the Company’s reserve information, as required by SEC regulations, can be found within the Annual Report on Form 10-K as of and for the year ended December 31, 2024. Reserve information for the Pradera Fuego Acquisition was prepared by the Company, based upon the Company’s independent reserve report for the same periods. The following tables set forth the estimated unaudited pro forma combined proved develop and undeveloped reserves information as of December 31, 2024, along with a summary of changes in quantities of remaining proved reserves during the year ended December 31, 2024.

Total Proved Reserves
	Royale		Pradera Fuego Acquisition		Combined
	Oil (BBL)	Gas (MCF)	Oil (BBL)	Gas (MCF)	Oil (BBL)	Gas (MCF)
Beginning of period, December 31, 2023	217,780	473,540	102,716	157,642	320,496	631,182
Revisions of previous estimates	32,490	4,115	25,802	93,801	20,506	39,024
Production	(26,573)	(116,406)	(18,893)	(29,446)	(45,466)	(145,852)
Extensions, discoveries and improved recovery	15,043	31,511	-	-	15,043	31,511
Merger Acquisition	-	-	-	-	-	-
Purchase of minerals in place	-	-	-	-	-	-
Sales of minerals in place	-	-	-	-	-	-

Proved reserves end of period, December 31, 2024	238,740	392,760	109,625	221,997	310,579	555,865

Proved Developed
	Royale		Pradera Fuego Acquisition		Combined
	Oil (BBL)	Gas (MCF)	Oil (BBL)	Gas (MCF)	Oil (BBL)	Gas (MCF)
Proved developed reserves:

Beginning of period, December 31, 2023	138,060	357,940	76,527	120,459	214,587	478,399

End of Period December 31, 2024	152,550	238,310	109,625	221,997	262,175	460,307

Proved Undeveloped
	Royale		Pradera Fuego Acquisition		Combined
	Oil (BBL)	Gas (MCF)	Oil (BBL)	Gas (MCF)	Oil (BBL)	Gas (MCF)
Proved undeveloped reserves:

Beginning of period	79,720	115,600	26,189	37,183	105,909	152,783

End of Period December 31, 2024	86,190	154,450	-	-	86,190	154,450

	Royale	Acquisition Properties	Combined
Future cash inflows	$17,957,800	$8,338,329	$26,296,129
Future production costs	(6,884,900)	(1,338,130)	(8,223,030)

Future development	(34,600)	(676,896)	(711,496)
Future income tax expense	-	-	-

Future net cash flows	11,038,300	6,323,303	17,361,603

10% annual discount for estimated timing of cash flows	(4,689,600)	(3,226,702)	(7,916,302)

Standardized measure of discounted future net cash flows	6,348,700	3,096,601	9,445,301

Standardized measure at beginning of year	$6,503,720	$3,393,671	$9,897,391
Revisions to reserves proved in prior years:
Net change in sales prices and production costs related to future production	(102,367)	(819,956)	(922,323)
Net change in estimated future development costs	(34,600)	-	(34,600)
Net change due to revisions in quantity estimates	900,932	1,332,445	2,233,377
Accretion of discount	650,372	309,660	960,032
Changes in production rates (timing) and other	(143,080)		(143,080)
Total revisions to reserves proved in prior years	1,271,257	822,149	2,093,406
Net change due to extensions and discoveries, net of estimated future development and production costs	448,423	-	448,423
Net change due to purchases of reserves in place	-	-	-
Net change due to divestitures of reserves in place	-	-	-
Sales of crude oil, NGLs and natural gas produced, net of production costs	(1,874,700)	(1,119,219)	(2,993,919)
Previously estimated development costs incurred	-	-	-
Net change in income taxes	-	-	-
Net change in standardized measure of discounted future net cash flows	(155,020)	(297,070)	(452,090)
Standardized measure at end of year	$6,348,700	$3,096,601	$9,445,301